                                                                  Exhibit 10(pp)

                                  AMENDMENT OF
                     SUPPLEMENTAL PENSION BENEFIT AGREEMENT
                     --------------------------------------

                  THIS AMENDING AGREEMENT made as of the 1st day of August, 1997 by and between ALLEN TELECOM INC., a Delaware Corporation, ("Allen") having its principal executive offices at Beachwood, Ohio, and PHILIP W. COLBURN, of Los Angeles, California ("Colburn").

                                    RECITALS
                                    --------

                  A. Allen maintains a retirement plan for employees designated as the Allen Telecom Inc. Corporate Retirement Plan (the "Pension Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"); and

                  B. Allen and Colburn have heretofore entered into a Supplemental Pension Benefit Agreement, dated as of December 6, 1983 as amended by certain provisions of the Employment Agreement between Allen and Colburn, dated as of June 28, 1988, and by an Amending Agreement, dated as of December 5, 1989, and as further amended and restated by an Amended and Restated Supplemental Pension Benefit Agreement, dated as of December 20, 1990, and as further amended and restated by an Amended and Restated Supplemental Pension Benefit Agreement dated as of February 27, 1992 (such Supplemental Pension Benefit Agreement, as amended hereinafter referred to as the "Pension Agreement"), which is intended to provide an aggregate level of pension benefits to Colburn which exceed the qualified benefits payable under the Pension Plan, whether or not such Pension Plan benefits are limited in amount by provisions of the Code affecting qualified plans only; and

                  C. Colburn's employment by Allen terminated on December 31, 1991 and he elected early retirement under the Pension Plan and an optional form of payment under the Pension Plan.

                  NOW, THEREFORE, in consideration of the premises and of Colburn's services and significant contributions to Allen, the parties hereto agree as follows:

                                       I.

               Paragraph 3 of the Pension Agreement is hereby amended by the addition of the following new subsection at the end thereof:


               "(d) Colburn may elect to receive his remaining Supplemental Pension Benefit in a single cash lump sum payment. If Colburn so elects, the amount to be paid to him shall be equal to the actuarial present value of all remaining Supplemental Pension Benefit payments calculated as of the date of such payment reduced by ten percent (10%). The remaining ten percent (10%) of the actuarial present value of all remaining Supplemental Pension Benefit payments shall be forfeited."

                                       II.

               Paragraph 4 of the Pension Agreement is hereby amended in its entirety to read as follows:

               "4. Allen shall not be required to fund, or otherwise segregate assets to be used for payment of the Supplemental Pension Benefits hereunder. Allen may, in its sole discretion, establish a trust to hold funds or other property to be used in payment of Supplemental Pension Benefits hereunder; provided, however, that any funds or other property contained therein shall remain liable for the claims of Allen's general creditors. The obligations which Allen incurs hereunder may be satisfied only out of its general corporate funds. Nothing contained herein, and no action taken pursuant to the provisions of this Pension Agreement, shall create or be construed to create a trust of any kind or a fiduciary relationship between Allen and Colburn, his designated beneficiary or any other person."

                                 *.*.*.*.*


               Except as herein specifically amended the Pension Agreement is ratified and confirmed.

               This Amending Agreement and the Pension Agreement as previously amended and restated shall be read, interpreted and construed as a single agreement.

               IN WITNESS WHEREOF, Allen Telecom Inc. has caused this Amending Agreement to be signed by its proper officer and Colburn has hereunto set his hand this 1st day of August, 1997.

ATTEST                         ALLEN TELECOM INC.

                               By:
-----------------------           -------------------------------
Secretary                      Title:
                                     ----------------------------

WITNESS:                       PHILIP W. COLBURN
/s/                            /s/ Philip W. Colburn
-----------------------        ----------------------------------